Report Name - 10F-3

Fund - Smith Barney Premier Selections All Cap Growth Portfolio

                                Period : 11/01/04 through 04/30/05


                                    ID : 312
                           Issuer Name : MEMC Electronic Materials, Inc.
                            Trade Date : 02/16/05
                        Selling Dealer : Lehman Brothers
                Total Shares Purchased : 20,000.00
                        Purchase Price : 11.5
                    % Received by Fund : 0.035%
                        % of Issue (1) : 0.307%
        Other Participant Accounts (2) :         155,000.00
                      Issue Amount (2) :      57,000,000.00
          Total Received All Funds (2) :         175,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : MEMC Electronic Materials, Inc.
                            Trade Date : 02/16/05
                 Joint/Lead Manager(s) : Lehman Brothers
                                         Merrill Lynch & Co
                         Co-Manager(s) : Citigroup
                                         JMP Securities
                                         Needham & Co Inc
                         Selling Group : AG Edwards & Sons Inc
                                         Edward D Jones & Co
                                         Keybanc Capital Markets
                                         Maxim Group LLC
                                         Oppenheimer & Co
                                         Piper Jaffray & Co
                                         RBC Capital Markets
                                         Stifel Nicolaus & Co Inc
                                         Wedbush Morgan Securities Inc
                                         Wells Fargo